Exhibit 99.1

c

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Executive Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2025 EARNINGS

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Announced the signing of a definitive merger agreement to acquire Stellar Bancorp, Inc., headquartered in Houston, Texas
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Net income of $139.9 million and earnings per share (diluted) of $1.49 for fourth quarter 2025
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Net income of $542.8 million, increased 13.2%, and earnings per share (diluted) of $5.72, increased 13.3%, for the year ended December 31, 2025 compared with the same period 2024
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Fourth quarter net interest margin increased 25 basis points to 3.30% compared to 3.05% for fourth quarter 2024
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Deposits increased $700.4 million during fourth quarter 2025, or 10.1% annualized
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Allowance for credit losses on loans and on off-balance sheet credit exposure of $371.4 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program, of 1.63%(1)
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Nonperforming assets remain low at 0.46% of fourth quarter average interest-earning assets
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Return (annualized) on fourth quarter average assets of 1.49% and average tangible common equity of 13.61%(1)
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Completed the acquisition of American Bank Holding Corporation on January 1, 2026
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Received all necessary regulatory and shareholder approvals for the pending acquisition of Southwest Bancshares, Inc., San Antonio, Texas
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Repurchased 2.0 million shares of common stock for $137.2 million during fourth quarter 2025, and 2.3 million shares of common stock for $157.1 million during 2025
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Approved 2026 Stock Repurchase Program covering up to 5% of outstanding common stock

HOUSTON, January 28, 2026. Prosperity Bancshares, Inc.® (NYSE: PB) (“Prosperity Bancshares”), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $139.9 million for the quarter ended December 31, 2025, compared with $130.1 million for the same period in 2024. Net income per diluted common share was $1.49 for the quarter ended December 31, 2025, compared with $1.37 for the same period in 2024. The annualized return on fourth quarter average assets was 1.49%. Additionally, deposits increased $700.4 million during the fourth quarter of 2025. Nonperforming assets remain low at 0.46% of fourth quarter average interest-earning assets. On January 1, 2026, American Bank Holding Corporation (“American”) merged with Prosperity Bancshares and American Bank, N.A. (“American Bank”) merged with Prosperity Bank (collectively, the “Prosperity/American Merger”).

“I am excited to announce that on January 1, 2026, Prosperity completed the merger with our new partner American and its wholly owned subsidiary American Bank, headquartered in Corpus Christi, Texas. In connection with that transaction, we are pleased that Patt Wallace, the daughter of one of the founding families of the bank, and Steve Rafaelle, the CEO of American Bank, have joined our Bank Board of Directors,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

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(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We have also received all regulatory and shareholder approvals for the merger with Southwest Bancshares, the parent company of Texas Partners Bank and expect the transaction will be effective on February 1, 2026. In connection with the Southwest deal, we are pleased that Gene Dawson, Interim Chairman of Southwest Bancshares and Chairman of the nationally recognized Pape-Dawson engineering firm will be joining our Bank Board of Directors. To further add to our San Antonio presence, Charlie Amato has joined our Bank Board of Directors. In addition to his successful business, Charlie previously served as a board member of Federal Reserve Board of Dallas, San Antonio Branch, a Regent of the Texas State University System and is an investor in the San Antonio Spurs,” continued Zalman.

“When Prosperity went public in 1998, we were a small community bank in rural Texas with less than $500 million in assets. For 27 years, we have remained disciplined and focused on the same strategy. Delivering shareholder value by prioritizing low-cost core deposits, operational efficiency, sound credit quality, and growth via opportunistic M&A,” added Zalman.

“This morning’s announcement that Prosperity is acquiring Stellar Bancorp is consistent with that strategy and this transaction marks an important milestone for the company. Our combined Houston bank deposit rank increases from number 9 to number 5, making us the largest Texas-based bank in the market and 2nd largest by bank deposits in the state,” stated Zalman.

“Importantly, Stellar Bancorp is a well-run bank with similar credit discipline and an envious noninterest-bearing deposit mix. It has scarcity value, a quality balance sheet and earnings power. As a result, we view the transaction as a low-risk combination that significantly enhances our Texas footprint,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2025

Net income was $139.9 million(2) for the three months ended December 31, 2025, compared with $130.1 million(3) for the same period in 2024, an increase of $9.8 million or 7.6%. Net income per diluted common share was $1.49 for the three months ended December 31, 2025, compared with $1.37 for the same period in 2024, an increase of 8.8%. The changes were primarily due to an increase in net interest income and a decrease in Federal Deposit Insurance Corporation (“FDIC”) special assessment, partially offset by an increase in provision for income taxes. On a linked quarter basis, net income was $139.9 million(2) for the three months ended December 31, 2025, compared with $137.6 million(4) for the three months ended September 30, 2025, an increase of $2.4 million or 1.7%. Net income per diluted common share was $1.49 for the three months ended December 31, 2025, compared with $1.45 for the three months ended September 30, 2025, an increase of 2.8%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2025, were 1.49%, 7.30% and 13.61%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 43.66%(1) for the three months ended December 31, 2025.

Net interest income before provision for credit losses was $275.0 million for the three months ended December 31, 2025, compared with $267.8 million for the same period in 2024, an increase of $7.2 million or 2.7%. The net interest margin on a tax equivalent basis was 3.30% for the three months ended December 31, 2025, compared with 3.05% for the same period in 2024. The changes to both measures were primarily due to a decrease in the average balances and average rates on other borrowings and a decrease in the average rates on interest-bearing deposits, partially offset by a decrease in the average balances and average rates on loans and federal funds sold and other earning assets. Net interest income before provision for credit losses increased $1.5 million to $275.0 million for the three months ended December 31, 2025, compared with $273.4 million for the three months ended September 30, 2025. The net interest margin on a tax equivalent basis was 3.30% for the three months ended December 31, 2025, compared with 3.24% for the three months ended September 30, 2025. The changes to both measures were primarily due to a decrease in the average balances and average rates on other borrowings, partially offset by a decrease in the average balances and average rates on loans and federal funds sold and other earning assets.

Noninterest income was $42.8 million for the three months ended December 31, 2025, compared with $39.8 million for the same period in 2024, an increase of $2.9 million, primarily due to increases in other noninterest income and service charges on deposit

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(2)
Includes purchase accounting adjustments of $2.7 million, net of tax, primarily comprised of loan discount accretion of $3.1 million for the three months ended December 31, 2025.
(3)
Includes purchase accounting adjustments of $3.3 million, net of tax, primarily comprised of loan discount accretion of $3.6 million for the three months ended December 31, 2024.
(4)
Includes purchase accounting adjustments of $3.4 million, net of tax, primarily comprised of loan discount accretion of $2.9 million for the three months ended September 30, 2025.
(5)
Includes purchase accounting adjustments of $12.1 million, net of tax, primarily comprised of loan discount accretion of $12.4 million for the year ended December 31, 2025.
(6)
Includes purchase accounting adjustments of $15.7 million, net of tax, primarily comprised of loan discount accretion of $17.5 million, merger related provision for credit losses of $9.1 million, merger related expenses of $4.5 million, FDIC special assessment of $3.6 million, and net gain on sale or write-up of securities of $11.2 million for the year ended December 31, 2024.

accounts. Noninterest income was $42.8 million for the three months ended December 31, 2025, compared with $41.2 million for the three months ended September 30, 2025, an increase of $1.5 million.

Noninterest expense was $138.7 million for the three months ended December 31, 2025, compared with $141.5 million for the same period in 2024, a decrease of $2.8 million, primarily due to a reversal of the 2024 FDIC special assessment, partially offset by a change in the net loss on sale or write-down of other real estate and an excise tax expense due to stock repurchases. Noninterest expense was $138.7 million for the three months ended December 31, 2025, and $138.6 million for the three months ended September 30, 2025.

Results of Operations for the Year Ended December 31, 2025

For the year ended December 31, 2025, net income was $542.8 million(5) compared with $479.4 million(6) for the same period in 2024, an increase of $63.5 million or 13.2%. Net income per diluted common share was $5.72 for the year ended December 31, 2025, compared with $5.05 for the same period in 2024, an increase of 13.3%. The changes were primarily due to an increase in net interest income, lower merger related provision and expenses, and lower regulatory assessments and FDIC insurance, partially offset by a decrease in net gain on sale or write-up of securities. Returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2025, were 1.42%, 7.14% and 13.43%(1), respectively.

Net interest income before provision for credit losses for the year ended December 31, 2025, was $1.081 billion compared with $1.026 billion for the same period in 2024, an increase of $55.0 million or 5.4%. The net interest margin on a tax equivalent basis for the year ended December 31, 2025, was 3.22% compared with 2.93% for the same period in 2024. The changes to both measures were primarily due to a decrease in the average balances and average rates on other borrowings and a decrease in the average rates on interest-bearing deposits, partially offset by a decrease in the average balances and average rates on federal funds sold and other earning assets, a decrease in the average balances on investment securities, a decrease in the average rates on loans and a decrease in loan discount accretion of $5.1 million.

Noninterest income was $168.3 million for the year ended December 31, 2025, compared with $165.8 million for the same period in 2024, an increase of $2.5 million, primarily due to increases in other noninterest income and service charges on deposit accounts, partially offset by a decrease in net gain on sale or write-up of securities.

Noninterest expense was $556.2 million for the year ended December 31, 2025, compared with $570.6 million for the same period in 2024, a decrease of $14.4 million, primarily due lower regulatory assessments and FDIC insurance, a reversal of the 2024 FDIC special assessment, a decrease in other noninterest expense and a decrease in merger related expenses.

Balance Sheet Information

Prosperity had $38.463 billion in total assets at December 31, 2025, compared with $38.330 billion at September 30, 2025, and $39.567 billion at December 31, 2024. The year-over-year decrease was primarily due to the reduction in borrowings by $1.250 billion from December 31, 2024 to December 31, 2025.

Loans were $21.805 billion at December 31, 2025, a decrease of $222.4 million from $22.028 billion at September 30, 2025. Loans decreased $343.8 million from $22.149 billion at December 31, 2024.

Loans, excluding Warehouse Purchase Program loans, were $20.501 billion at December 31, 2025, compared with $20.750 billion at September 30, 2025, a decrease of $249.0 million, and compared with $21.068 billion at December 31, 2024, a decrease of $567.7 million.

Deposits were $28.482 billion at December 31, 2025, an increase of $700.4 million from $27.782 billion at September 30, 2025. Deposits increased $101.1 million from $28.381 billion at December 31, 2024.

Asset Quality

Nonperforming assets totaled $150.8 million or 0.46% of quarterly average interest-earning assets at December 31, 2025, compared with $119.6 million or 0.36% of quarterly average interest-earning assets at September 30, 2025, and $81.5 million or 0.23% of quarterly average interest-earning assets at December 31, 2024.

The allowance for credit losses on loans and off-balance sheet credit exposures was $371.4 million at December 31, 2025, compared with $377.3 million at September 30, 2025, and $389.5 million at December 31, 2024. There was no provision for credit losses for the three months and year ended December 31, 2025, compared with no provision for credit losses for the three months ended December 31, 2024, and a $9.1 million provision for credit losses related to acquisitions for the year ended December 31, 2024.

The allowance for credit losses on loans was $333.7 million or 1.53% of total loans at December 31, 2025, compared with $339.6 million or 1.54% of total loans at September 30, 2025, and $351.8 million or 1.59% of total loans at December 31, 2024. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.63%(1) at December 31, 2025, compared with 1.64%(1) at September 30, 2025, and 1.67%(1) at December 31, 2024.

Net charge-offs were $5.9 million for the three months ended December 31, 2025, compared with net charge-offs of $6.5 million for the three months ended September 30, 2025, and net charge-offs of $2.6 million for the three months ended December 31, 2024. For the three months ended December 31, 2025, $3.9 million of reserves on resolved purchased credit deteriorated (“PCD”) loans without any related charge-offs were released to the general reserve.

Net charge-offs were $18.1 million for the year ended December 31, 2025, compared with net charge-offs of $14.6 million for the year ended December 31, 2024. For the year ended December 31, 2025, $18.9 million of reserves on resolved PCD loans without any related charge-offs were released to the general reserve.

Dividend

Prosperity Bancshares declared a first quarter 2026 cash dividend of $0.60 per share to be paid on April 1, 2026, to all shareholders of record as of March 13, 2026.

Stock Repurchase Program

On January 26, 2026, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.87 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 26, 2027, at the discretion of management. Under its 2025 stock repurchase program, Prosperity Bancshares repurchased approximately 2.04 million shares of its common stock at an average weighted price of $67.10 per share during the three months ended December 31, 2025, and approximately 2.34 million shares of its common stock at an average weighted price of $67.04 per share during the year ended December 31, 2025.

Pending Acquisition of Stellar Bancorp, Inc.

On January 28, 2026, Prosperity Bancshares and Stellar Bancorp, Inc. (“Stellar”) jointly announced the signing of a definitive merger agreement whereby Stellar, the parent company of Stellar Bank (“Stellar Bank”) will merge with and into Prosperity Bancshares. Stellar Bank operates 52 banking offices in greater Houston and Beaumont, Texas and surrounding areas. As of December 31, 2025, Stellar, on a consolidated basis, reported total assets of $10.807 billion, total loans of $7.301 billion and total deposits of $9.021 billion.

Under the terms and subject to the conditions of the definitive agreement, Prosperity Bancshares will issue 0.3803 shares of Prosperity Bancshares common stock and $11.36 in cash for each outstanding share of Stellar common stock. Based on Prosperity Bancshares’ closing price of $72.90 on January 27, 2026, the total consideration was valued at approximately $2.002 billion.

Pending Acquisition of Southwest Bancshares, Inc.

On October 1, 2025, Prosperity Bancshares and Southwest Bancshares, Inc. (“Southwest”) jointly announced the signing of a definitive merger agreement (the “Prosperity/Southwest Merger Agreement”) whereby Southwest, a Texas corporation and bank holding company of Texas Partners Bank (“Texas Partners”), will merge with and into Prosperity Bancshares and Texas Partners will merge with and into Prosperity Bank. Texas Partners operates 11 banking offices in Central Texas including its main office in San Antonio, and banking offices in the San Antonio area, Austin and the Hill Country. As of December 31, 2025, Southwest, on a consolidated basis, reported total assets of $2.426 billion, total loans of $1.941 billion and total deposits of $2.187 billion.

Under the terms and subject to the conditions of the Prosperity/Southwest Merger Agreement, Prosperity Bancshares will issue 4,062,520 shares of Prosperity Bancshares common stock for all outstanding shares of Southwest common stock and restricted stock awards, subject to certain potential adjustments. Southwest warrants and in-the-money Southwest stock options that are outstanding at the closing will be converted into cash payments based on the value of the merger consideration (less the applicable exercise price), as calculated pursuant to the terms of the Prosperity/Southwest Merger Agreement. Based on Prosperity Bancshares’ closing price of $65.97 on September 29, 2025, the total consideration was valued at approximately $268.9 million. Prosperity has received all necessary regulatory approvals for the acquisition of Southwest, and the shareholders of Southwest approved the transaction on January 22, 2026. The transaction is expected to become effective on February 1, 2026, subject to customary closing conditions.

Acquisition of American Bank Holding Corporation

On January 1, 2026, Prosperity completed the acquisition of American and its wholly owned subsidiary American Bank, headquartered in Corpus Christi, Texas. American Bank operated 18 banking offices and 2 loan production offices in South and Central Texas including its main office in Corpus Christi, and banking offices in San Antonio, Austin, Victoria and the greater Corpus Christi area including Port Aransas and Rockport and a loan production office in Houston, Texas. As of December 31, 2025, American, on a consolidated basis, reported total assets of $2.506 billion, total loans of $1.907 billion and total deposits of $2.271 billion.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 4,439,938 shares of Prosperity Bancshares common stock to the former shareholders and award holders of American in the first quarter of 2026.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 28, 2026, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2025 earnings and the Stellar acquisition announcement. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 0259843.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on the sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2025, Prosperity Bancshares, Inc.® is a $38.463 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 301 full-service banking locations: 62 in the Houston area, including The Woodlands; 36 in the South Texas area including Corpus Christi and Victoria; 61 in the Dallas/Fort Worth area; 22 in the East Texas area; 28 in the Central Texas area including Austin and San Antonio; 45 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area and 18 in the Central, South Texas and San Antonio areas currently doing business as American Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and the remarks by Prosperity’s management on the conference call may contain, statements regarding the proposed transaction between Prosperity Bancshares, Inc. (“Prosperity”) and Stellar Bancorp, Inc. (“Stellar”); future financial and operating results; benefits and synergies of the proposed transaction; future opportunities for Prosperity; the issuance of common stock of Prosperity contemplated by the Agreement and Plan of Merger by and between Prosperity and Stellar (the “Merger Agreement”); the expected filing by Prosperity with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 (the “Registration Statement”) and a prospectus of Prosperity and a proxy statement of Stellar to be included therein (the “Proxy Statement/Prospectus”); the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the federal securities laws, including the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates, and projections about Prosperity, Stellar and their respective subsidiaries or related to the proposed transaction between Prosperity and Stellar and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

These forward-looking statements may include information about Prosperity’s and Stellar’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s and Stellar’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s and Stellar’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s and Stellar’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s and Stellar’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement.

These forward-looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity and Stellar currently believe to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of the control of Prosperity and Stellar, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; changes in trade policies by the United States or other countries, such as tariffs or retaliatory tariffs; and the effect, impact, potential duration or other implications of weather and climate-related events. Many possible events or factors could adversely affect the future financial results and performance of Prosperity, Stellar or the combined company and could cause those results or performance to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, among others: (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Prosperity’s and Stellar’s businesses as a result of the announcements and pendency of the proposed transaction, (3) the risk that the integration of Stellar’s businesses and operations into Prosperity will be materially delayed or will be more costly or difficult than expected, or that Prosperity is otherwise unable to successfully integrate Stellar’s business into its own, including as a result of unexpected factors or events, (4) the failure to obtain the necessary approval by the shareholders of Stellar, (5) the ability by Prosperity and/or Stellar to obtain required governmental approvals of the proposed transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Prosperity after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the proposed transaction, (7) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (8) the dilution caused by the issuances of additional shares of Prosperity’s common stock in the proposed transaction, (9) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Prosperity before or after the proposed transaction, or against Stellar, (11) diversion of management’s attention from ongoing business operations and (12) general competitive, economic, political and market conditions and other factors that may affect future results of Prosperity and Stellar. Prosperity and Stellar disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other risks, uncertainties, assumptions, and factors are discussed in the respective Annual Reports on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by Prosperity or Stellar and in other filings made by Prosperity and Stellar with the SEC from time to time.

Additional Information about the Transaction and Where to Find It

Prosperity intends to file with the SEC the Registration Statement on Form S-4 to register the shares of Prosperity common stock to be issued to the shareholders of Stellar in connection with the proposed transaction. The Registration Statement will include the Proxy Statement/Prospectus which will be sent to the shareholders of Stellar in connection with the proposed transaction. This communication is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or any other document that may be filed by Prosperity or Stellar with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY/STATEMENT PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents that are filed with the SEC by Prosperity or Stellar, as applicable, free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Prosperity’s website at https://www.prosperitybankusa.com/investor-relations/ or Stellar’s website at https://ir.stellar.bank.

Participants in the Solicitation

Prosperity, Stellar and certain of their directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies from Stellar’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Prosperity and their ownership of Prosperity common stock is contained in the definitive proxy statement for Prosperity’s 2025 annual meeting of shareholders (the “Prosperity Annual Meeting Proxy Statement”), which was filed with the SEC on March 13, 2025, including under the headings “Item 1. Election of Directors,” “Corporate Governance,” “Executive Compensation and Other Matters,” “Item 3. Advisory Vote on Executive Compensation,” and “Beneficial Ownership of Common Stock by Management of the Company and Principal Shareholders.” Information about the directors and executive officers of Stellar and their ownership of Stellar common stock is contained in the definitive proxy statement for Stellar’s 2025 annual meeting of shareholders (the “Stellar Annual Meeting Proxy Statement”), which was filed with the SEC on April 10, 2025, including under the headings “Proposal 1: Election of Directors,” “Certain Corporate Governance Matters,” “Executive Compensation and Other Matters,” “Executive Compensation Payments and Awards,” “Proposal 4: Advisory Vote on the Compensation of the Company’s Named Executive Officers (“Say-on-Pay Resolution”),” and “Beneficial Ownership of the Company’s Common Stock by Management and Principal Shareholders of the Company.” Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Stellar in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus relating to the proposed transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Prosperity Annual Meeting Proxy Statement or the Stellar Annual Meeting Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC, as applicable. Free copies of the Proxy Statement/Prospectus relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Prosperity’s website at https://www.prosperitybankusa.com/investor-relations/ or Stellar’s website at https://ir.stellar.bank.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Bryan/College Station Area	North Carrolton	Bellaire	Timbergate	Sherwood Way
Bryan	Park Cities	Beltway	Water Street
Bryan-29th Street	Plano	Clear Lake		Wichita Falls
Bryan-East	Plano-West	Copperfield	Victoria	Cattlemans
Bryan-North	Preston Forest	Cypress	Victoria Main	Kell
Caldwell	Preston Parker	Downtown	Victoria-Navarro
College Station	Preston Royal	Eastex	Victoria-North	Other West Texas Area
Hearne	Red Oak	Fairfield	Victoria Salem	Locations
Huntsville	Richardson	First Colony		Big Spring
Madisonville	Richardson-West	Fry Road	Other South Texas Area	Big Spring - East
Navasota	Rosewood Court	Gessner	Locations	Brownfield
New Waverly	The Colony	Gladebrook	Alice	Brownwood
Rock Prairie	Tollroad	Grand Parkway	Aransas Pass	Burkburnett
Southwest Parkway	Trinity Mills	Heights	Bay City	Byers
Tower Point	Turtle Creek	Highway 6 West	Beeville	Cisco
Wellborn Road	West 15th Plano	Little York	Colony Creek	Comanche
	West Allen	Medical Center	Cuero	Early
Central Texas Area	Westmoreland	Memorial Drive	East Bernard	Floydada
Austin	Wylie	Northside	Edna	Gorman
Cedar Park		Pasadena	El Campo	Henrietta
Congress	Fort Worth	Pecan Grove	Flatonia	Levelland
Lakeway	Haltom City	Pin Oak	Goliad	Littlefield
Liberty Hill	Hulen	River Oaks	Gonzales	Merkel
Northland	Keller	Sugar Land	Hallettsville	Plainview
Oak Hill	Museum Place	SW Medical Center	Kingsville	Slaton
Research Blvd	Renaissance Square	Tanglewood	Mathis	Snyder
Westlake	Roanoke	The Plaza	Padre Island
	Stockyards	Uptown	Palacios	Oklahoma
Other Central Texas Area		Waugh Drive	Port Lavaca	Central Oklahoma Area
Locations	Other Dallas/Fort Worth Area	Westheimer	Portland	Oklahoma City
Bastrop	Locations	West University	Rockport	23rd Street
Canyon Lake	Arlington	Woodcreek	Schulenburg	Expressway
Dime Box	Azle		Sinton	I-240
Dripping Springs	Ennis	Katy	Taft	Memorial
Elgin	Gainesville	Cinco Ranch	Weimar
Fredericksburg	Glen Rose	Katy-Spring Green	Yoakum	Other Central Oklahoma Area
Georgetown	Granbury		Yorktown	Locations
Gruene	Grand Prairie	The Woodlands		Edmond
Horseshoe Bay	Jacksboro	The Woodlands-College Park	West Texas Area	Norman
Kingsland	Mesquite	The Woodlands-I-45	Abilene
La Grange	Muenster	The Woodlands-Research Forest	Antilley Road	Tulsa Area
Lexington	Runaway Bay		Barrow Street	Tulsa
Marble Falls	Sanger	Other Houston Area	Cypress Street	Garnett
New Braunfels	Waxahachie	Locations	Judge Ely	Harvard
Pleasanton	Weatherford	Angleton	Mockingbird	Memorial
Round Rock		Beaumont		Sheridan
San Antonio	East Texas Area	Cleveland	Amarillo	S. Harvard
Seguin	Athens	Dayton	Hillside	Utica Tower
Smithville	Blooming Grove	Galveston	Soncy	Yale
Thorndale	Canton	Groves
	Carthage	Hempstead	Lubbock	Other Tulsa Area Locations
Dallas/Fort Worth Area	Corsicana	Hitchcock	4th Street	Owasso
Dallas	Crockett	Liberty	66th Street
14th Street Plano	Eustace	Magnolia	82nd Street	American Bank - Central Texas Area
Abrams Centre	Gilmer	Magnolia Parkway	86th Street	Austin Westlake
Addison	Grapeland	Mont Belvieu	110th Street	Concord
Allen	Gun Barrel City	Nederland	Avenue Q	Converse
Balch Springs	Jacksonville	Needville	Milwaukee	New Braunfels
Camp Wisdom	Kerens	Rosenberg	North University	San Antonio 281
Carrollton	Longview	Shadow Creek	Texas Tech Student Union	Downtown
Cedar Hill	Mount Vernon	Spring		East Central
Coppell	Palestine	Tomball	Midland	Universal City
East Plano	Rusk	Waller	North
Frisco	Seven Points	West Columbia	Wadley	American Bank - South Texas Area
Frisco Warren	Teague	Wharton	Wall Street	South
Frisco-West	Tyler-Beckham	Winnie	West	Padre Island
Garland	Tyler-South Broadway	Wirt		Shoreline
Grapevine	Tyler-University		Odessa	Port Aransas
Grapevine Main	Winnsboro	South Texas Area -	Grant	Alameda
Kiest		Corpus Christi	Kermit Highway	Bay
Lake Highlands	Houston Area	Calallen	Parkway	Saratoga
McKinney	Houston	Carmel		Rockport
McKinney Eldorado	Aldine	Northwest	San Angelo	Goliad
McKinney Redbud	Alief	Saratoga	College Hills	Victoria

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Balance Sheet Data (at period end)
Loans held for sale	$14,155	$11,297	$6,004	$9,764	$10,690
Loans held for investment	20,486,415	20,738,294	20,903,944	20,909,913	21,057,616
Loans held for investment - Warehouse Purchase Program	1,304,798	1,278,178	1,287,440	1,057,893	1,080,903
Total loans	21,805,368	22,027,769	22,197,388	21,977,570	22,149,209

Investment securities(A)	10,613,425	10,232,462	10,608,104	10,792,731	11,094,424
Federal funds sold	217	210	197	221	292
Allowance for credit losses on loans	(333,742)	(339,626)	(346,084)	(349,101)	(351,805)
Cash and due from banks	1,747,511	1,766,115	1,304,993	1,694,637	1,972,175
Goodwill	3,503,127	3,503,127	3,503,127	3,503,127	3,503,129
Core deposit intangibles, net	51,605	55,194	58,796	62,406	66,047
Other real estate owned	13,296	13,750	7,874	8,012	5,701
Fixed assets, net	383,449	378,776	374,602	373,273	371,238
Other assets	679,169	692,692	708,355	701,799	756,328
Total assets	$38,463,425	$38,330,469	$38,417,352	$38,764,675	$39,566,738

Noninterest-bearing deposits	$9,467,911	$9,522,028	$9,426,657	$9,675,915	$9,798,438
Interest-bearing deposits	19,014,573	18,260,066	18,046,754	18,350,884	18,582,900
Total deposits	28,482,484	27,782,094	27,473,411	28,026,799	28,381,338
Other borrowings	1,950,000	2,400,000	2,900,000	2,700,000	3,200,000
Securities sold under repurchase agreements	201,216	185,797	183,572	216,086	221,913
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	37,646	37,646
Other liabilities	175,939	259,994	222,987	267,083	287,346
Total liabilities	30,847,285	30,665,531	30,817,616	31,247,614	32,128,243
Shareholders' equity(B)	7,616,140	7,664,938	7,599,736	7,517,061	7,438,495
Total liabilities and equity	$38,463,425	$38,330,469	$38,417,352	$38,764,675	$39,566,738

(A) Includes ($375), ($1,987), ($1,657), ($1,374) and ($2,056) in unrealized losses on available for sale securities for the quarterly periods ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

(B) Includes ($296), ($1,570), ($1,309), ($1,085) and ($1,624) in after-tax unrealized losses on available for sale securities for the quarterly periods ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Income Statement Data
Interest income:
Loans	$321,516	$329,445	$325,490	$319,023	$333,055	$1,295,474	$1,313,162
Securities(C)	56,767	58,207	57,836	57,886	58,260	230,696	246,726
Federal funds sold and other earning assets	8,364	10,455	9,438	15,896	19,630	44,153	63,825
Total interest income	386,647	398,107	392,764	392,805	410,945	1,570,323	1,623,713

Interest expense:
Deposits	94,625	95,965	93,790	95,597	102,050	379,977	408,624
Other borrowings	16,028	27,613	30,101	30,492	39,620	104,234	181,640
Securities sold under repurchase agreements	1,041	1,094	1,151	1,334	1,501	4,620	6,954
Total interest expense	111,694	124,672	125,042	127,423	143,171	488,831	597,218
Net interest income	274,953	273,435	267,722	265,382	267,774	1,081,492	1,026,495
Provision for credit losses	—	—	—	—	—	—	9,066
Net interest income after provision for credit losses	274,953	273,435	267,722	265,382	267,774	1,081,492	1,017,429

Noninterest income:
Nonsufficient funds (NSF) fees	9,715	9,805	8,885	9,147	9,960	37,552	35,417
Credit card, debit card and ATM card income	9,462	9,446	9,761	8,739	9,443	37,408	37,308
Service charges on deposit accounts	7,618	7,317	7,645	7,408	6,992	29,988	26,498
Trust income	3,662	3,526	3,859	3,601	3,514	14,648	14,750
Mortgage income	954	931	965	1,009	779	3,859	3,096
Brokerage income	1,570	1,328	1,225	1,262	1,063	5,385	4,742
Bank owned life insurance income	2,117	2,111	1,985	2,115	2,020	8,328	7,980
Net gain (loss) on sale or write-down of assets	35	3	1,414	(235)	584	1,217	2,824
Net gain on sale or write-up of securities	—	—	—	—	—	—	11,245
Other noninterest income	7,647	6,771	7,243	8,255	5,482	29,916	21,949
Total noninterest income	42,780	41,238	42,982	41,301	39,837	168,301	165,809

Noninterest expense:
Salaries and benefits	88,384	87,949	87,296	89,476	88,631	353,105	352,353
Net occupancy and equipment	9,379	9,395	9,168	9,146	8,957	37,088	35,786
Credit and debit card, data processing and software amortization	12,621	12,515	12,056	11,422	12,342	48,614	47,300
Regulatory assessments and FDIC insurance	1,600	5,198	5,508	5,789	5,789	18,095	27,370
Core deposit intangibles amortization	3,588	3,602	3,610	3,641	4,131	14,441	15,670
Depreciation	5,155	4,966	4,779	4,774	4,791	19,674	19,054
Communications	3,528	3,480	3,507	3,473	3,450	13,988	13,697
Other real estate expense	219	314	204	140	255	877	523
Net loss (gain) on sale or write-down of other real estate	109	(81)	(222)	(30)	(610)	(224)	(814)
Merger related expenses	268	62	—	—	—	330	4,444
Other noninterest expense	13,861	11,235	12,659	12,470	13,809	50,225	55,190
Total noninterest expense	138,712	138,635	138,565	140,301	141,545	556,213	570,573
Income before income taxes	179,021	176,038	172,139	166,382	166,066	693,580	612,665
Provision for income taxes	39,114	38,482	36,984	36,157	35,990	150,737	133,279
Net income available to common shareholders	$139,907	$137,556	$135,155	$130,225	$130,076	$542,843	$479,386

(C) Interest income on securities was reduced by net premium amortization of $4,668, $2,877, $4,926, $5,027, and $5,609 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively, and $17,498 and $22,836 for the year ended December 31, 2025, and 2024, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Profitability
Net income (D) (E)	$139,907	$137,556	$135,155	$130,225	$130,076	$542,843	$479,386

Basic earnings per share	$1.49	$1.45	$1.42	$1.37	$1.37	$5.72	$5.05
Diluted earnings per share	$1.49	$1.45	$1.42	$1.37	$1.37	$5.72	$5.05

Return on average assets (F) (J)	1.49%	1.44%	1.41%	1.34%	1.31%	1.42%	1.21%
Return on average common equity (F) (J)	7.30%	7.18%	7.13%	6.94%	7.00%	7.14%	6.56%
Return on average tangible common equity (F) (G) (J)	13.61%	13.43%	13.44%	13.23%	13.50%	13.43%	12.73%
Tax equivalent net interest margin (D) (E) (H)	3.30%	3.24%	3.18%	3.14%	3.05%	3.22%	2.93%
Efficiency ratio (G) (I) (K)	43.66%	44.06%	44.80%	45.71%	46.10%	44.55%	48.43%

Liquidity and Capital Ratios
Equity to assets	19.80%	20.00%	19.78%	19.39%	18.80%	19.80%	18.80%
Common equity tier 1 capital	17.55%	17.53%	17.10%	16.92%	16.42%	17.55%	16.42%
Tier 1 risk-based capital	17.55%	17.53%	17.10%	16.92%	16.42%	17.55%	16.42%
Total risk-based capital	18.80%	18.78%	18.35%	18.17%	17.67%	18.80%	17.67%
Tier 1 leverage capital	11.93%	11.90%	11.62%	11.20%	10.82%	11.93%	10.82%
Period end tangible equity to period end tangible assets (G)	11.63%	11.81%	11.58%	11.23%	10.75%	11.63%	10.75%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	94,044	95,093	95,277	95,266	95,264	94,917	95,000
Diluted	94,044	95,093	95,277	95,266	95,264	94,917	95,000
Period end shares outstanding	93,058	94,993	95,277	95,258	95,275	93,058	95,275
Cash dividends paid per common share	$0.60	$0.58	$0.58	$0.58	$0.58	$2.34	$2.26
Book value per common share	$81.84	$80.69	$79.76	$78.91	$78.07	$81.84	$78.07
Tangible book value per common share (G)	$43.64	$43.23	$42.38	$41.48	$40.61	$43.64	$40.61

Common Stock Market Price
High	$73.90	$75.44	$74.56	$82.75	$86.76	$82.75	$86.76
Low	$61.07	$64.27	$61.57	$68.96	$68.94	$61.07	$57.16
Period end closing price	$69.11	$66.35	$70.24	$71.37	$75.35	$69.11	$75.35
Employees – FTE (excluding overtime)	3,941	3,937	3,921	3,898	3,916	3,941	3,916
Number of banking centers	283	283	283	284	283	283	283

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Loan discount accretion
Non-PCD	$2,926	$2,242	$2,486	$2,615	$2,761	$10,269	$12,486
PCD	$205	$613	$638	$677	$850	$2,133	$5,004
Securities net accretion	$342	$1,475	$409	$705	$528	$2,931	$2,208
Time deposits amortization	$(1)	$(1)	$(2)	$(9)	$(21)	$(13)	$(154)

(E) Using effective tax rate of 21.8%, 21.9%, 21.5%, 21.7% and 21.7% for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively, and 21.7% and 21.8% for the year ended December 31, 2025, and 2024, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day or 366-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2025				Sep 30, 2025				Dec 31, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$11,077	$175	6.27%		$8,371	$140	6.64%		$8,571	$144	6.68%
Loans held for investment	20,603,235	302,679	5.83%		20,851,896	309,949	5.90%		21,038,694	313,863	5.93%
Loans held for investment - Warehouse Purchase Program	1,258,036	18,662	5.89%		1,217,579	19,356	6.31%		1,137,113	19,048	6.66%
Total loans	21,872,348	321,516	5.83%		22,077,846	329,445	5.92%		22,184,378	333,055	5.97%
Investment securities	10,378,696	56,767	2.17%	(M)	10,530,807	58,207	2.19%	(M)	11,265,535	58,260	2.06%	(M)
Federal funds sold and other earning assets	830,926	8,364	3.99%		934,318	10,455	4.44%		1,628,050	19,630	4.80%
Total interest-earning assets	33,081,970	386,647	4.64%		33,542,971	398,107	4.71%		35,077,963	410,945	4.66%
Allowance for credit losses on loans	(337,892)				(343,872)				(353,560)
Noninterest-earning assets	4,921,850				4,930,764				4,902,996
Total assets	$37,665,928				$38,129,863				$39,627,399

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,812,342	$9,088	0.75%		$4,656,452	$8,951	0.76%		$4,845,174	$8,535	0.70%
Savings and money market deposits	9,054,281	44,771	1.96%		8,977,585	46,934	2.07%		8,915,410	47,089	2.10%
Certificates and other time deposits	4,519,742	40,766	3.58%		4,422,996	40,080	3.60%		4,552,445	46,426	4.06%
Other borrowings	1,595,652	16,028	3.99%		2,480,435	27,613	4.42%		3,332,609	39,620	4.73%
Securities sold under repurchase agreements	185,289	1,041	2.23%		187,462	1,094	2.32%		231,240	1,501	2.58%
Total interest-bearing liabilities	20,167,306	111,694	2.20%	(N)	20,724,930	124,672	2.39%	(N)	21,876,878	143,171	2.60%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,543,581				9,451,153				9,829,912
Allowance for credit losses on off-balance sheet credit exposures	37,646				37,646				37,646
Other liabilities	248,593				258,156				454,298
Total liabilities	29,997,126				30,471,885				32,198,734
Shareholders' equity	7,668,802				7,657,978				7,428,665
Total liabilities and shareholders' equity	$37,665,928				$38,129,863				$39,627,399

Net interest income and margin		$274,953	3.30%			$273,435	3.23%			$267,774	3.04%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		514				807				767
Net interest income and margin (tax equivalent basis)		$275,467	3.30%			$274,242	3.24%			$268,541	3.05%

(L) Annualized and based on an actual 365-day or 366-day basis.

(M) Yield on securities was impacted by net premium amortization of $4,668, $2,877, and $5,609 for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.49%, 1.64% and 1.80% for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2025				Dec 31, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$9,215	$608	6.60%		$7,603	$522	6.87%
Loans held for investment	20,829,523	1,224,368	5.88%		20,973,042	1,242,836	5.93%
Loans held for investment - Warehouse Purchase Program	1,134,031	70,498	6.22%		973,206	69,804	7.17%
Total loans	21,972,769	1,295,474	5.90%		21,953,851	1,313,162	5.98%
Investment securities	10,696,480	230,696	2.16%	(P)	11,934,793	246,726	2.07%	(P)
Federal funds sold and other earning assets	1,010,707	44,153	4.37%		1,216,728	63,825	5.25%
Total interest-earning assets	33,679,956	1,570,323	4.66%		35,105,372	1,623,713	4.63%
Allowance for credit losses on loans	(345,158)				(344,167)
Noninterest-earning assets	4,946,200				4,839,630
Total assets	$38,280,998				$39,600,835

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,873,634	$35,917	0.74%		$4,900,189	$35,342	0.72%
Savings and money market deposits	8,996,090	183,146	2.04%		8,949,010	194,317	2.17%
Certificates and other time deposits	4,434,168	160,914	3.63%		4,301,763	178,965	4.16%
Other borrowings	2,389,589	104,234	4.36%		3,802,910	181,640	4.78%
Securities sold under repurchase agreements	196,205	4,620	2.35%		257,171	6,954	2.70%
Total interest-bearing liabilities	20,889,686	488,831	2.34%	(Q)	22,211,043	597,218	2.69%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,501,997				9,683,980
Allowance for credit losses on off-balance sheet credit exposures	37,646				37,134
Other liabilities	246,359				363,607
Total liabilities	30,675,688				32,295,764
Shareholders' equity	7,605,310				7,305,071
Total liabilities and shareholders' equity	$38,280,998				$39,600,835

Net interest income and margin		$1,081,492	3.21%			$1,026,495	2.92%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,185				3,183
Net interest income and margin (tax equivalent basis)		$1,083,677	3.22%			$1,029,678	2.93%

(O) Based on an actual 365-day or 366-day basis.

(P) Yield on securities was impacted by net premium amortization of $17,498 and $22,836 for the year ended December 31, 2025, and 2024, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.61% and 1.87% for the year ended December 31, 2025, and 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	6.27%	6.64%	6.79%	6.80%	6.68%
Loans held for investment	5.83%	5.90%	5.88%	5.90%	5.93%
Loans held for investment - Warehouse Purchase Program	5.89%	6.31%	6.34%	6.40%	6.66%
Total loans	5.83%	5.92%	5.91%	5.92%	5.97%
Investment securities (S)	2.17%	2.19%	2.13%	2.13%	2.06%
Federal funds sold and other earning assets	3.99%	4.44%	4.50%	4.47%	4.80%
Total interest-earning assets	4.64%	4.71%	4.66%	4.64%	4.66%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.75%	0.76%	0.74%	0.70%	0.70%
Savings and money market deposits	1.96%	2.07%	2.05%	2.06%	2.10%
Certificates and other time deposits	3.58%	3.60%	3.59%	3.75%	4.06%
Other borrowings	3.99%	4.42%	4.44%	4.45%	4.73%
Securities sold under repurchase agreements	2.23%	2.32%	2.37%	2.48%	2.58%
Total interest-bearing liabilities	2.20%	2.39%	2.38%	2.39%	2.60%

Net Interest Margin	3.30%	3.23%	3.18%	3.14%	3.04%
Net Interest Margin (tax equivalent)	3.30%	3.24%	3.18%	3.14%	3.05%

(R) Annualized and based on average balances on an actual 365-day or 366-day basis.

(S) Yield on securities was impacted by net premium amortization of $4,668, $2,877, $4,926, $5,027 and $5,609 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Balance Sheet Averages
Loans held for sale	$11,077	$8,371	$9,813	$7,570	$8,571
Loans held for investment	20,603,235	20,851,896	20,907,400	20,959,226	21,038,694
Loans held for investment - Warehouse Purchase Program	1,258,036	1,217,579	1,179,307	876,086	1,137,113
Total loans	21,872,348	22,077,846	22,096,520	21,842,882	22,184,378

Investment securities	10,378,696	10,530,807	10,867,856	11,017,400	11,265,535
Federal funds sold and other earning assets	830,926	934,318	841,933	1,443,220	1,628,050
Total interest-earning assets	33,081,970	33,542,971	33,806,309	34,303,502	35,077,963
Allowance for credit losses on loans	(337,892)	(343,872)	(348,310)	(350,715)	(353,560)
Cash and due from banks	311,541	291,809	294,379	326,066	317,420
Goodwill	3,503,127	3,503,127	3,503,127	3,503,128	3,505,030
Core deposit intangibles, net	53,553	56,956	60,739	64,293	68,167
Other real estate	14,004	11,533	8,749	7,105	6,778
Fixed assets, net	380,254	377,680	374,486	374,448	373,561
Other assets	659,371	689,659	691,735	729,251	632,040
Total assets	$37,665,928	$38,129,863	$38,391,214	$38,957,078	$39,627,399

Noninterest-bearing deposits	$9,543,581	$9,451,153	$9,508,845	$9,504,540	$9,829,912
Interest-bearing demand deposits	4,812,342	4,656,452	4,807,864	5,224,796	4,845,174
Savings and money market deposits	9,054,281	8,977,585	8,944,897	9,007,286	8,915,410
Certificates and other time deposits	4,519,742	4,422,996	4,366,510	4,426,521	4,552,445
Total deposits	27,929,946	27,508,186	27,628,116	28,163,143	28,142,941
Other borrowings	1,595,652	2,480,435	2,717,583	2,776,667	3,332,609
Securities sold under repurchase agreements	185,289	187,462	194,577	217,945	231,240
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	37,646	37,646
Other liabilities	248,593	258,156	227,002	255,876	454,298
Shareholders' equity	7,668,802	7,657,978	7,586,290	7,505,801	7,428,665
Total liabilities and equity	$37,665,928	$38,129,863	$38,391,214	$38,957,078	$39,627,399

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2025		Sep 30, 2025		Jun 30, 2025		Mar 31, 2025		Dec 31, 2024
Period End Balances

Loan Portfolio
Commercial and industrial	$1,864,337	8.6%	$1,879,282	8.5%	$1,897,117	8.6%	$1,915,124	8.7%	$1,962,111	8.8%
Warehouse purchase program	1,304,798	6.0%	1,278,178	5.8%	1,287,440	5.8%	1,057,893	4.8%	1,080,903	4.9%
Construction, land development and other land loans	2,741,455	12.6%	2,865,279	13.0%	2,873,238	12.9%	2,845,082	13.0%	2,859,281	12.9%
1-4 family residential	7,430,929	34.1%	7,461,900	33.9%	7,530,816	33.9%	7,576,350	34.5%	7,581,450	34.2%
Home equity	843,708	3.8%	848,740	3.9%	869,370	3.9%	896,529	4.1%	906,139	4.1%
Commercial real estate (includes multi-family residential)	5,776,397	26.5%	5,796,937	26.3%	5,827,645	26.3%	5,783,410	26.3%	5,800,985	26.2%
Agriculture (includes farmland)	1,027,904	4.7%	1,019,589	4.6%	1,029,250	4.6%	1,013,960	4.6%	1,033,546	4.7%
Consumer and other	376,241	1.7%	366,027	1.7%	368,747	1.7%	378,821	1.7%	378,817	1.7%
Energy	439,599	2.0%	511,837	2.3%	513,765	2.3%	510,401	2.3%	545,977	2.5%
Total loans	$21,805,368		$22,027,769		$22,197,388		$21,977,570		$22,149,209

Deposit Types
Noninterest-bearing DDA	$9,467,911	33.2%	$9,522,028	34.3%	$9,426,657	34.3%	$9,675,915	34.5%	$9,798,438	34.5%
Interest-bearing DDA	5,365,795	18.8%	4,766,146	17.2%	4,708,251	17.1%	4,931,769	17.6%	5,182,035	18.3%
Money market	6,538,213	23.0%	6,402,591	23.0%	6,302,770	23.0%	6,339,509	22.6%	6,229,022	21.9%
Savings	2,592,873	9.1%	2,616,196	9.4%	2,667,859	9.7%	2,703,736	9.7%	2,685,496	9.5%
Certificates and other time deposits	4,517,692	15.9%	4,475,133	16.1%	4,367,874	15.9%	4,375,870	15.6%	4,486,347	15.8%
Total deposits	$28,482,484		$27,782,094		$27,473,411		$28,026,799		$28,381,338

Loan to Deposit Ratio	76.6%		79.3%		80.8%		78.4%		78.0%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2025		Sep 30, 2025		Jun 30, 2025		Mar 31, 2025		Dec 31, 2024

Single family residential construction	$613,288	22.4%	$665,194	23.2%	$696,569	24.2%	$727,417	25.6%	$778,067	27.2%
Land development	252,650	9.2%	248,616	8.7%	227,254	7.9%	225,784	7.9%	260,158	9.1%
Raw land	220,169	8.0%	230,021	8.0%	248,380	8.7%	261,918	9.2%	278,892	9.7%
Residential lots	199,709	7.3%	203,396	7.1%	217,835	7.6%	219,115	7.7%	209,850	7.3%
Commercial lots	59,683	2.2%	59,853	2.1%	55,176	1.9%	56,343	2.0%	59,044	2.1%
Commercial construction and other	1,396,850	50.9%	1,459,255	50.9%	1,428,985	49.7%	1,355,587	47.6%	1,274,619	44.6%
Net unaccreted discount	(894)		(1,056)		(961)		(1,082)		(1,349)
Total construction loans	$2,741,455		$2,865,279		$2,873,238		$2,845,082		$2,859,281

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2025

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$235,413	$232,707	$56,771	$15,277	$10,103	$324,838	$875,109
Commercial and industrial buildings	178,079	99,941	21,201	32,892	11,709	250,095	593,917
Office buildings	105,380	275,630	67,950	43,406	4,115	97,139	593,620
Medical buildings	105,572	16,583	1,626	42,405	26,358	64,697	257,241
Apartment buildings	163,772	125,836	115,077	10,914	12,734	213,785	642,118
Hotel	111,368	128,965	29,744	13,055	—	163,981	447,113
Other	175,802	63,257	83,831	5,568	6,767	77,319	412,544
Total	$1,075,386	$942,919	$376,200	$163,517	$71,786	$1,191,854	$3,821,662	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Sep 30, 2025	Balance at Dec 31, 2025	Balance at Acquisition Date	Balance at Sep 30, 2025	Balance at Dec 31, 2025	Balance at Acquisition Date		Balance at Sep 30, 2025	Balance at Dec 31, 2025
Loan marks:
Acquired banks (V)	$388,625	$20,406	$17,479	$332,400	$5,472	$5,267	$721,025		$25,878	$22,746

Acquired portfolio loan balances:
Acquired banks (V)	14,323,981	1,609,115	1,498,731	1,376,673	350,644	300,010	15,700,654	(W)	1,959,759	1,798,741

Acquired portfolio loan balances less loan marks	$13,935,356	$1,588,709	$1,481,252	$1,044,273	$345,172	$294,743	$14,979,629		$1,933,881	$1,775,995

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.776 billion as of December 31, 2025.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank, LegacyTexas Bank, FirstCapital Bank and Lone Star Bank.

(W) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Asset Quality
Nonaccrual loans	$137,217	$105,529	$102,031	$73,287	$73,647	$137,217	$73,647
Accruing loans 90 or more days past due	317	268	576	91	2,189	317	2,189
Total nonperforming loans	137,534	105,797	102,607	73,378	75,836	137,534	75,836
Repossessed assets	12	16	6	29	4	12	4
Other real estate	13,296	13,750	7,874	8,012	5,701	13,296	5,701
Total nonperforming assets	$150,842	$119,563	$110,487	$81,419	$81,541	$150,842	$81,541

Nonperforming assets:
Commercial and industrial (includes energy)	$57,237	$27,880	$27,680	$8,966	$10,080	$57,237	$10,080
Construction, land development and other land loans	2,183	583	1,859	1,952	4,481	2,183	4,481
1-4 family residential (includes home equity)	60,296	57,241	50,501	42,481	44,824	60,296	44,824
Commercial real estate (includes multi-family residential)	9,215	11,471	12,865	12,257	18,861	9,215	18,861
Agriculture (includes farmland)	16,713	17,080	17,547	15,725	3,208	16,713	3,208
Consumer and other	5,198	5,308	35	38	87	5,198	87
Total	$150,842	$119,563	$110,487	$81,419	$81,541	$150,842	$81,541
Number of loans/properties	449	424	392	363	368	449	368
Allowance for credit losses on loans	$333,742	$339,626	$346,084	$349,101	$351,805	$333,742	$351,805

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$5,388	$3,341	$1,044	$330	$405	$10,103	$6,774
Construction, land development and other land loans	(154)	34	(3)	(156)	294	(279)	779
1-4 family residential (includes home equity)	175	853	342	1,051	180	2,421	1,471
Commercial real estate (includes multi-family residential)	(665)	1,015	55	178	362	583	222
Agriculture (includes farmland)	(5)	(40)	(14)	—	5	(59)	126
Consumer and other	1,145	1,255	1,593	1,301	1,346	5,294	5,186
Total	$5,884	$6,458	$3,017	$2,704	$2,592	$18,063	$14,558

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.46%	0.36%	0.33%	0.24%	0.23%	0.45%	0.23%
Nonperforming assets to loans and other real estate	0.69%	0.54%	0.50%	0.37%	0.37%	0.69%	0.37%
Net charge-offs to average loans (annualized)	0.11%	0.12%	0.05%	0.05%	0.05%	0.08%	0.07%
Allowance for credit losses on loans to total loans	1.53%	1.54%	1.56%	1.59%	1.59%	1.53%	1.59%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.63%	1.64%	1.66%	1.67%	1.67%	1.63%	1.67%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Diluted earnings per share (unadjusted)	$1.49	$1.45	$1.42	$1.37	$1.37	$5.72	$5.05

Net income	$139,907	$137,556	$135,155	$130,225	$130,076	$542,843	$479,386
Merger related provision for credit losses, net of tax(X)	—	—	—	—	—	—	7,162
Merger related expenses, net of tax(X)	212	49	—	—	—	261	3,511
FDIC special assessment, net of tax(X)	(2,807)	—	—	—	—	(2,807)	2,807
Net gain on sale or write-up of securities, net of tax(X)	—	—	—	—	—	—	(8,884)
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(X):	$137,312	$137,605	$135,155	$130,225	$130,076	$540,297	$483,982

Weighted average diluted shares outstanding	94,044	95,093	95,277	95,266	95,264	94,917	95,000
Merger related provision for credit losses, net of tax, per diluted common share(X)	$—	$—	$—	$—	$—	$—	$0.08
Merger related expenses, net of tax, per diluted common share(X)	$—	$—	$—	$—	$—	$—	$0.04
FDIC special assessment, net of tax, per diluted common share(X)	$(0.03)	$—	$—	$—	$—	$(0.03)	$0.03
Net gain on sale or write-up of securities, net of tax, per diluted common share(X)	$—	$—	$—	$—	$—	$—	$(0.09)
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:(X)	$1.46	$1.45	$1.42	$1.37	$1.37	$5.69	$5.11

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average assets (unadjusted)	1.49%	1.44%	1.41%	1.34%	1.31%	1.42%	1.21%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(X):	$137,312	$137,605	$135,155	$130,225	$130,076	$540,297	$483,982
Average total assets	$37,665,928	$38,129,863	$38,391,214	$38,957,078	$39,627,399	$38,280,998	$39,600,835
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (X)	1.46%	1.44%	1.41%	1.34%	1.31%	1.41%	1.22%

(X) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average common equity (unadjusted)	7.30%	7.18%	7.13%	6.94%	7.00%	7.14%	6.56%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(X):	$137,312	$137,605	$135,155	$130,225	$130,076	$540,297	$483,982
Average shareholders' equity	$7,668,802	$7,657,978	$7,586,290	$7,505,801	$7,428,665	$7,605,310	$7,305,071
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (X)	7.16%	7.19%	7.13%	6.94%	7.00%	7.10%	6.63%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$139,907	$137,556	$135,155	$130,225	$130,076	$542,843	$479,386
Average shareholders' equity	$7,668,802	$7,657,978	$7,586,290	$7,505,801	$7,428,665	$7,605,310	$7,305,071
Less: Average goodwill and other intangible assets	(3,556,680)	(3,560,083)	(3,563,866)	(3,567,421)	(3,573,197)	(3,561,978)	(3,537,930)
Average tangible shareholders’ equity	$4,112,122	$4,097,895	$4,022,424	$3,938,380	$3,855,468	$4,043,332	$3,767,141
Return on average tangible common equity (F)	13.61%	13.43%	13.44%	13.23%	13.50%	13.43%	12.73%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(X):	$137,312	$137,605	$135,155	$130,225	$130,076	$540,297	$483,982
Average shareholders' equity	$7,668,802	$7,657,978	$7,586,290	$7,505,801	$7,428,665	$7,605,310	$7,305,071
Less: Average goodwill and other intangible assets	(3,556,680)	(3,560,083)	(3,563,866)	(3,567,421)	(3,573,197)	(3,561,978)	(3,537,930)
Average tangible shareholders’ equity	$4,112,122	$4,097,895	$4,022,424	$3,938,380	$3,855,468	$4,043,332	$3,767,141
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (X)	13.36%	13.43%	13.44%	13.23%	13.50%	13.36%	12.85%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,616,140	$7,664,938	$7,599,736	$7,517,061	$7,438,495	$7,616,140	$7,438,495
Less: Goodwill and other intangible assets	(3,554,732)	(3,558,321)	(3,561,923)	(3,565,533)	(3,569,176)	(3,554,732)	(3,569,176)
Tangible shareholders’ equity	$4,061,408	$4,106,617	$4,037,813	$3,951,528	$3,869,319	$4,061,408	$3,869,319

Period end shares outstanding	93,058	94,993	95,277	95,258	95,275	93,058	95,275
Tangible book value per share	$43.64	$43.23	$42.38	$41.48	$40.61	$43.64	$40.61

	Three Months Ended					Year-to-Date
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$4,061,408	$4,106,617	$4,037,813	$3,951,528	$3,869,319	$4,061,408	$3,869,319
Total assets	$38,463,425	$38,330,469	$38,417,352	$38,764,675	$39,566,738	$38,463,425	$39,566,738
Less: Goodwill and other intangible assets	(3,554,732)	(3,558,321)	(3,561,923)	(3,565,533)	(3,569,176)	(3,554,732)	(3,569,176)
Tangible assets	$34,908,693	$34,772,148	$34,855,429	$35,199,142	$35,997,562	$34,908,693	$35,997,562
Period end tangible equity to period end tangible assets ratio	11.63%	11.81%	11.58%	11.23%	10.75%	11.63%	10.75%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$333,742	$339,626	$346,084	$349,101	$351,805	$333,742	$351,805
Total loans	$21,805,368	$22,027,769	$22,197,388	$21,977,570	$22,149,209	$21,805,368	$22,149,209
Less: Warehouse Purchase Program loans	(1,304,798)	(1,278,178)	(1,287,440)	(1,057,893)	(1,080,903)	(1,304,798)	(1,080,903)
Total loans less Warehouse Purchase Program	$20,500,570	$20,749,591	$20,909,948	$20,919,677	$21,068,306	$20,500,570	$21,068,306
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.63%	1.64%	1.66%	1.67%	1.67%	1.63%	1.67%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets and securities:
Noninterest expense	$138,712	$138,635	$138,565	$140,301	$141,545	$556,213	$570,573

Net interest income	$274,953	$273,435	$267,722	$265,382	$267,774	$1,081,492	$1,026,495
Noninterest income	42,780	41,238	42,982	41,301	39,837	168,301	165,809
Less: net gain (loss) on sale or write-down of assets	35	3	1,414	(235)	584	1,217	2,824
Less: net gain on sale or write-up of securities	—	—	—	—	—	—	11,245
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	42,745	41,235	41,568	41,536	39,253	167,084	151,740
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$317,698	$314,670	$309,290	$306,918	$307,027	$1,248,576	$1,178,235
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities	43.66%	44.06%	44.80%	45.71%	46.10%	44.55%	48.43%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment:

Noninterest expense	$138,712	$138,635	$138,565	$140,301	$141,545	$556,213	$570,573
Less: merger related expenses	268	62	—	—	—	330	4,444
Less: FDIC special assessment	(3,554)	—	—	—	—	(3,554)	3,554
Noninterest expense excluding merger related expenses and FDIC special assessment	$141,998	$138,573	$138,565	$140,301	$141,545	$559,437	$562,575

Net interest income	$274,953	$273,435	$267,722	$265,382	$267,774	$1,081,492	$1,026,495
Noninterest income	42,780	41,238	42,982	41,301	39,837	168,301	165,809
Less: net gain (loss) on sale or write down of assets	35	3	1,414	(235)	584	1,217	2,824
Less: net gain on sale or write-up of securities	—	—	—	—	—	—	11,245
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	42,745	41,235	41,568	41,536	39,253	167,084	151,740
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$317,698	$314,670	$309,290	$306,918	$307,027	$1,248,576	$1,178,235
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment	44.70%	44.04%	44.80%	45.71%	46.10%	44.81%	47.75%